Exhibit 99.1
CONTACTS:

Media:	Bill Mintz	(713) 296-7276
	Robert Dye	(713) 296-6662

Investors:	Patrick Cassidy	(713) 296 6100
	Castlen Kennedy	(713) 296 7189

(Web site):	www.apachecorp.com
FOR RELEASE AT 7:15 A.M. CENTRAL TIME
APACHE REPORTS RECORD QUARTERLY PRODUCTION OF 752,000 BOE/D
HOUSTON, Nov. 3, 2011 — Apache Corporation (NYSE, Nasdaq: APA) reported production of 752,000 barrels of oil equivalent (boe) per day and earnings of $983 million, or $2.50 per diluted share, for the three-month period ending Sept. 30, 2011. These compare with production of 667,000 boe per day and net income of $765 million, or $2.12 per diluted share, for the same period in the prior year.
     Excluding certain items that management believes affect the comparability of operating results, Apache reported adjusted earnings* of $1.2 billion in third quarter 2011 compared with $797 million in the year-earlier period. On a per-share basis, adjusted earnings were $2.95 in the third quarter compared with $2.20 per diluted share in the prior-year period. Oil and gas revenues for third quarter 2011 were $4.3 billion, a 41 percent increase from $3.0 billion for the same period last year. Cash from operations before changes in operating assets and liabilities* were $2.7 billion, up 35 percent from the prior year’s $2.0 billion.
     “Apache had a very productive quarter, both in operations and commercial activity,” said G. Steven Farris, chairman and chief executive officer. “For the sixth consecutive quarter, we achieved record daily production on an equivalent basis. We’ve commenced development of the Balnaves oil field offshore Western Australia. We’ve extended the productive range of our holdings in Egypt’s remote Western Desert with new producers in the Faghur Basin. We continue to drill from the extensive, multiyear inventory of drillable locations we have developed in the Permian, Central, Gulf of Mexico and Canadian regions of North America. Domestically, the recent focus has obviously been on higher-margin oil and liquids-rich opportunities. This operational flexibility is a competitive advantage of Apache’s portfolio model.
     “Apache made great progress commercially as well during the quarter. We announced the acquisition of ExxonMobil’s Beryl and other selected fields in the U.K. sector of the North Sea, expanding our presence in this region. In Australia, the partner-operated Wheatstone Project advanced to development. This is Apache’s first liquefied natural gas (LNG) project, and we expect it will enable us to monetize an estimated 2 trillion cubic feet of natural gas resource from the Brunello, Julimar, and Balnaves fields, which also are in development, at premium prices pegged to the worldwide market for LNG, creating additional value at those discoveries,” Farris said.
     Liquid hydrocarbons represented 50 percent of production and 78 percent of revenues. Apache benefited from higher oil prices for both its international production indexed to Dated Brent benchmarks and sweet crudes from the Gulf of Mexico, which continue to receive a meaningful premium per barrel compared with production benchmarked to West Texas Intermediate prices.
     Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom North Sea, Australia and Argentina. From time to time, Apache posts announcements, operational updates and investor information, and copies of all press releases on its Web site, www.apachecorp.com.
     *Cash from operations before changes in operating assets and liabilities and adjusted earnings are non-GAAP measures. Please see reconciliations below. For supplemental and non-GAAP information, please go to http://www.apachecorp.com/financialinfo.
-end-

     NOTE: Apache will conduct a conference call to discuss its third-quarter 2011 results at 1 p.m. Central time on Thursday, Nov. 3. The call will be webcast from Apache’s website, www.apachecorp.com. The webcast replay and podcast will be archived on Apache’s website. The conference call will be available for delayed playback by telephone for one week beginning at approximately 3 p.m. on Nov. 3. To access the telephone playback, dial 800-642-1687 or 706-645-9291 for international calls and provide Apache’s confirmation code, 21273208.
     This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” and similar references to future periods. Any matters that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties. These risks include, but are not limited to the volatility of oil and natural gas prices, uncertainties inherent in estimating oil and natural gas reserves, drilling risks, risks related to development of the partner-operated Wheatstone LNG project, and other risks, uncertainties and factors discussed in Apache’s 2010 Form 10-K as amended by Amendment No. 1 to our annual report on Form 10-K/A, on our Web site and in our other public filings and press releases. There is no assurance that Apache’s expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements. Unless legally required, Apache assumes no duty to update these statements as of any future date.

APACHE CORPORATION
FINANCIAL INFORMATION
(In millions, except per share data)

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
REVENUES AND OTHER:
Oil and gas production revenues	$4,282	$3,047	$12,515	$8,709
Other	46	(34)	76	(51)

	4,328	3,013	12,591	8,658

COSTS AND EXPENSES:
Depreciation, depletion and amortization	1,065	787	3,030	2,155
Asset retirement obligation accretion	39	25	114	74
Lease operating expenses	661	507	1,946	1,393
Gathering and transportation	72	43	221	126
Taxes other than income	244	158	663	522
General and administrative	112	89	327	260
Merger, acquisitions & transition	4	8	15	16
Financing costs, net	37	59	123	174

	2,234	1,676	6,439	4,720

INCOME BEFORE INCOME TAXES	2,094	1,337	6,152	3,938
Current income tax provision	473	207	1,692	889
Deferred income tax provision	619	352	1,065	706

NET INCOME	1,002	778	3,395	2,343
Preferred stock dividends	19	13	57	13

INCOME ATTRIBUTABLE TO COMMON STOCK	$983	$765	$3,338	$2,330

NET INCOME PER COMMON SHARE:
Basic	$2.56	$2.14	$8.70	$6.78
Diluted	$2.50	$2.12	$8.49	$6.72

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	384	357	384	344
Diluted	400	367	400	349

DIVIDENDS DECLARED PER COMMON SHARE	$0.15	$0.15	$0.45	$0.45

APACHE CORPORATION
FINANCIAL INFORMATION
(In millions)

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
CAPITAL EXPENDITURES (1):
Exploration & Development Costs
United States	$688	$421	$1,976	$1,039
Canada	175	228	609	593

North America	863	649	2,585	1,632

Egypt	197	205	674	510
Australia	127	106	445	401
North Sea	197	207	618	437
Argentina	87	73	245	167
Chile	—	6	1	20
Other International	22	—	48	—

International	630	597	2,031	1,535

Worldwide Exploration & Development Costs	$1,493	$1,246	$4,616	$3,167

Gathering, Transmission and Processing Facilities
United States	$9	$—	$9	$—
Canada	29	35	113	107
Egypt	20	21	74	111
Australia	136	12	255	102
Argentina	3	1	7	2

Total Gathering, Transmission and Processing	$197	$69	$458	$322

Capitalized Interest	$70	$29	$193	$64

Capital Expenditures, excluding acquisitions	$1,760	$1,344	$5,267	$3,553

Acquisitions	$398	$2,517	$493	$3,550

(1)	Accrual basis

	September 30,	December 31,
	2011	2010
BALANCE SHEET DATA:
Cash and Cash Equivalents	$586	$134
Other Current Assets	3,990	3,346
Property and Equipment, net	41,136	38,151
Goodwill	1,032	1,032
Other Assets	738	762

Total Assets	$47,482	$43,425

Short-Term Debt	$417	$46
Other Current Liabilities	3,607	3,478
Long-Term Debt	6,785	8,095
Deferred Credits and Other Noncurrent Liabilities	8,770	7,429
Shareholders’ Equity	27,903	24,377

Total Liabilities and Shareholders’ Equity	$47,482	$43,425

Common shares outstanding at end of period	384	382

APACHE CORPORATION
FINANCIAL INFORMATION

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
PRODUCTION DATA:
OIL VOLUME — Barrels per day
Central	7,873	3,767	6,608	3,027
Permian	51,410	39,374	49,849	37,033
GOM Deepwater	6,155	1,782	5,859	1,968
GOM Shelf	45,115	44,771	45,483	44,186
GC Onshore	9,800	8,130	9,336	5,855

United States	120,353	97,824	117,135	92,069
Canada	13,027	13,868	14,040	14,252

North America	133,380	111,692	131,175	106,321

Egypt	103,289	99,818	103,913	96,387
Australia	39,400	56,876	38,248	48,324
North Sea	57,838	58,764	54,097	58,254
Argentina	9,461	9,645	9,577	9,812

International	209,988	225,103	205,835	212,777

Total	343,368	336,795	337,010	319,098

NATURAL GAS VOLUME — Mcf per day
Central	221,193	216,189	220,094	204,446
Permian	181,070	117,557	171,309	101,440
GOM Deepwater	43,596	19,804	53,557	25,836
GOM Shelf	331,292	330,439	343,214	308,460
GC Onshore	80,842	52,534	77,300	54,464

United States	857,993	736,523	865,474	694,646
Canada	619,897	334,945	633,031	329,443

North America	1,477,890	1,071,468	1,498,505	1,024,089

Egypt	376,259	380,598	368,898	377,051
Australia	187,852	197,090	183,470	202,473
North Sea	2,497	2,372	2,257	2,483
Argentina	223,929	202,381	209,206	180,219

International	790,537	782,441	763,831	762,226

Total	2,268,427	1,853,909	2,262,336	1,786,315

NGL VOLUME — Barrels per day
Central	1,961	592	1,156	529
Permian	12,733	9,426	11,645	5,814
GOM Deepwater	726	369	760	475
GOM Shelf	4,560	5,079	5,559	3,902
GC Onshore	1,939	1,033	1,881	1,056

United States	21,919	16,499	21,001	11,776
Canada	6,120	2,134	6,220	1,956

North America	28,039	18,633	27,221	13,732

Egypt	(4)	—	66	—
North Sea	14	—	5	—
Argentina	3,008	3,047	3,024	3,151

International	3,018	3,047	3,095	3,151

Total	31,057	21,680	30,316	16,883

BOE per day
Central	46,699	40,390	44,446	37,631
Permian	94,321	68,393	90,045	59,753
GOM Deepwater	14,148	5,451	15,545	6,749
GOM Shelf	104,890	104,924	108,244	99,498
GC Onshore	25,213	17,918	24,101	15,988

United States	285,271	237,076	282,381	219,619
Canada	122,463	71,827	125,765	71,115

North America	407,734	308,903	408,146	290,734

Egypt	165,995	163,251	165,461	159,228
Australia	70,708	89,724	68,826	82,070
North Sea	58,269	59,159	54,478	58,668
Argentina	49,790	46,423	47,471	43,000

International	344,762	358,557	336,236	342,966

Total	752,496	667,460	744,382	633,700

APACHE CORPORATION
FINANCIAL INFORMATION

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
PRICING DATA:
AVERAGE OIL PRICE PER BARREL
Central	$84.55	$72.43	$90.09	$73.73
Permian	86.67	72.47	91.19	73.78
GOM Deepwater	104.05	76.77	104.50	76.46
GOM Shelf	106.64	75.72	106.52	76.49
GC Onshore	102.66	75.95	103.56	76.88
United States (1)	93.86	73.67	94.05	74.05
Canada	88.34	69.01	92.77	71.76
North America (1)	93.32	73.09	93.91	73.74
Egypt(1)	110.96	75.91	111.02	76.15
Australia(1)	113.40	74.80	111.78	74.66
North Sea(2)	101.85	75.25	103.90	76.13
Argentina	69.27	57.31	65.08	56.84
International (1,2)	107.03	74.66	107.15	74.91
Total(1,2)	101.71	74.14	102.00	74.52

AVERAGE NATURAL GAS PRICE PER MCF
Central	$4.67	$4.41	$4.60	$4.76
Permian	5.35	4.64	5.21	5.49
GOM Deepwater	4.03	4.29	4.23	4.55
GOM Shelf	4.62	4.69	4.60	4.96
GC Onshore	4.60	4.71	4.63	4.94
United States (1)	5.06	5.10	5.02	5.41
Canada (1)	4.49	4.42	4.58	4.72
North America (1)	4.82	4.89	4.83	5.19
Egypt	4.60	3.57	4.61	3.55
Australia	2.88	2.20	2.71	2.21
North Sea	21.43	16.54	22.87	17.35
Argentina	2.74	1.79	2.57	1.93
International	3.71	2.80	3.65	2.86
Total (1)	4.44	4.01	4.43	4.19

AVERAGE NGL PRICE PER BARREL
Central	$51.55	$48.38	$52.79	$45.90
Permian	53.84	34.11	51.00	36.31
GOM Deepwater	54.95	40.93	48.41	45.31
GOM Shelf	53.44	25.84	48.17	38.41
GC Onshore	62.57	64.16	59.62	57.09
United States	54.36	34.11	51.03	39.66
Canada	46.93	34.18	44.47	36.58
North America	52.74	34.12	49.53	39.22
Egypt	33.62	—	66.37	—
North Sea	65.45	—	65.45	—
Argentina	26.45	26.39	28.20	28.98
International	26.62	26.39	29.06	28.98
Total	50.20	33.03	47.44	37.31

(1)	Prices reflect the impact of financial derivative hedging activities.

(2)	Prices reflect the impact of the North Sea fixed-price oil sales contract.

APACHE CORPORATION
FINANCIAL INFORMATION
(In millions, except per share data)
NON-GAAP FINANCIAL MEASURES:
Reconciliation of income attributable to common stock to adjusted earnings:
The press release discusses Apache’s adjusted earnings. Adjusted earnings exclude certain items that management believes affect the comparability of operating results and are meaningful for the following reasons:
•	Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas producing companies.

•	Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

•	The reconciling items below are the types of items management believes are frequently excluded by analysts when evaluating the operating trends and comparability of the company’s results.

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
Income Attributable to Common Stock (GAAP)	$983	$765	$3,338	$2,330

Adjustments:
U.K. tax rate increase	274	—	218	—
Foreign currency fluctuation impact on deferred tax expense	(99)	27	(68)	2
Merger, acquisitions & transition, net of tax	2	5	9	10

Adjusted Earnings (Non-GAAP)	$1,160	$797	$3,497	$2,342

Net Income per Common Share — Diluted (GAAP)	$2.50	$2.12	$8.49	$6.72

Adjustments:
U.K. tax rate increase	0.69	—	0.55	—
Foreign currency fluctuation impact on deferred tax expense	(0.25)	0.07	(0.17)	—
Merger, acquisitions & transition, net of tax	0.01	0.01	0.02	0.03

Adjusted Earnings Per Share — Diluted (Non-GAAP)	$2.95	$2.20	$8.89	$6.75

Reconciliation of net cash provided by operating activities to cash from operations before changes in operating assets and liabilities:
The press release discusses Apache’s cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.
The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
Net cash provided by operating activities	$2,447	$1,715	$7,171	$4,800
Changes in operating assets and liabilities	241	269	399	587

Cash from operations before changes in operating assets and liabilities	$2,688	$1,984	$7,570	$5,387